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                         Verizon Washington, DC Inc.

                                                                     EXHIBIT 23a

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-53234 and Form S-3 No. 333-64781) of Verizon Washington, DC Inc. of our report dated January 31, 2002, with respect to the financial statements and the financial statement schedule of Verizon Washington, DC Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

New York, New York
March 20, 2002